Exhibit 5.1
[Letterhead of Hunton Andrews Kurth LLP]
October 6, 2022

Darden Restaurants, Inc.
1000 Darden Center Drive
Orlando, Florida 32837

Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have served as counsel to Darden Restaurants, Inc., a Florida corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) relating to the offer and sale by the Company from time to time of an indeterminate amount of its debt securities (the “Debt Securities”) and common stock.
For purposes of this opinion letter we have examined the following:
(a)The Amended and Restated Articles of Incorporation of the Company;
(b)The Bylaws of the Company, as amended;
(c)Resolutions of the Board of Directors of the Company adopted at a meeting held on September 21, 2022 (the “Resolutions”);
(d)The Indenture, dated as of January 1, 1996, between the Company and Computershare Trust Company, National Association, as successor trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of February 20, 2018, between the Company and the Trustee (the “Indenture”); and
(e)The Registration Statement, including the prospectus included therein, which provides that it will be supplemented in the future by one or more supplements to such prospectus.
For purposes of the opinion expressed below, we have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof; (c) the legal capacity of natural persons; (d) the genuineness of all signatures; and (e) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the validity, binding effect and enforceability of the Debt Securities as to the Company). As to factual matters, we have relied upon certificates of officers of the Company and upon certificates of public officials.
Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that when (a) the terms of any class or series of Debt Securities have been authorized by appropriate corporate action of the Company, (b) the Debt Securities have been issued and sold upon the terms and conditions set forth in the Resolutions or other proper action of the Board of Directors of the Company and the Registration Statement (as declared effective by the Commission), the prospectus contained therein and any applicable prospectus supplement, and (c) such Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture and the Company has received full payment therefor in accordance with the corporate authorization, then such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of such Debt Securities and the terms of the applicable Indenture, except as the enforceability thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.
This opinion letter is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Debt Securities.
We do not purport to express an opinion on any laws other than the laws of the State of New York.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion letter is limited to the matters stated herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinion contained herein.

Very truly yours,
/s/ Hunton Andrews Kurth LLP
HUNTON ANDREWS KURTH LLP